CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," and "Financial Statements" and to the incorporation by reference of our report dated February 15, 1996 with respect to the Lehman Selected Growth Stock Portfolio of Lehman Brothers Funds, Inc. in this Registration Statement (Form N-1A No. 33-66840 Post Effective Amendment No. 8) of AMT Capital Fund, Inc.

/s/ Enrst & Young LLP
Ernst & Young LLP

Boston, Massachusetts
March 5, 1996




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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Independent Auditors" and "Financial Statements" and to the incorporation by reference of our report dated February 9, 1996 in this Registration Statement (Form N-1A No. 33-66840 Post Effective Amendment No. 8) of AMT Capital Fund, Inc.

/s/ Enrst & Young LLP
Ernst & Young LLP

New York, New York
March 5, 1996